Exhibit 99.1

LogistiCare Announces CEO Transition

Albert Cortina to be appointed interim CEO in January 2017

STAMFORD, CT – December 8, 2016 – The Providence Service Corporation (“Providence”) (Nasdaq:PRSC) and its subsidiary, LogistiCare Solutions, LLC (“LogistiCare”), today announced that LogistiCare’s Chief Executive Officer, Herman Schwarz, will step down as Chief Executive Officer effective January 4, 2017. LogistiCare’s Chief Administrative Officer, Albert Cortina, will assume the role of CEO on an interim basis until a replacement is named. Providence has engaged Heidrick & Struggles International, Inc. to conduct a broad and comprehensive search for a CEO replacement.

“This transition comes at a time when LogistiCare is accelerating its strategic initiatives to contribute to the improvement of health outcomes and the control of costs in a safe and client-focused manner,” said James Lindstrom, Chief Executive Officer of Providence. “First, we are accelerating information technology investment to help us and our network of transportation providers to control costs, improve service and provide additional insight into our managed populations. Second, we have initiated alternative transportation capabilities in certain markets that are expected to ensure access to care in a safe and cost efficient manner. We are grateful to Herman for his leadership over the last years, building the platform for LogistiCare’s next stage of growth and enabling us to convey a continuously improving value proposition over the next 12 months.”

Mr. Schwarz, who was appointed CEO of LogistiCare in May 2009, said, “The momentum of LogistiCare’s state and managed care business is testament to the value, quality and flexibility of the transportation services we manage, and I am extremely proud of what our team has accomplished. We believe that few companies can apply the scale, cost efficiencies and best practices across 39 states to pace the complex demands of these programs.”

Mr. Cortina began his career at LogistiCare in 1997 and has served as Chief Administrative Officer since 2007. Prior to his current role, Mr. Cortina served as LogistiCare’s Chief Operating Officer, Executive VP of Finance and Controller. Before joining LogistiCare, Mr. Cortina served as Chief Financial Officer of Premier Practice Management, a multi-specialty physician practice management organization. Albert earned a bachelor’s of science in accounting from Florida State University and is a licensed Certified Public Accountant.

“I will be pleased to serve as LogistiCare’s interim CEO,” said Mr. Cortina. “LogistiCare has a rich history of being an innovative industry leader. I plan to continue to work tirelessly with our team to continue to deliver safe and efficient transportation services to our managed populations.”

About LogistiCare

LogistiCare, a wholly owned subsidiary of The Providence Service Corporation (NASDAQ: PRSC), is the nation’s largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, networking credentialing, vendor payment management and non-emergency medical transport management, which maintains a 99 percent complaint-free service rate.

About Providence

The Providence Service Corporation is a holding company which owns controlling and non-controlling interests in companies which provide high quality, technology enabled healthcare and workforce development services, comprised of non-emergency transportation services, employment preparation and placement services, legal offender rehabilitation services, health assessment services and care management services in the United States and abroad. For more information, please visit prscholdings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of the healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

Chris Brigleb – VP of Finance

(203) 816-6589